CONSENT OF

INDEPENDENT ACCOUNTANTS



Metropolitan Mortgage & Securities Co., Inc.
Spokane, Washington

	We consent to the inclusion in this Registration Statement on Form S-2 of our reports, which include an explanatory paragraph describing changes in the method of accounting for impaired loans in fiscal 1996, dated December 6, 1996 on our audits of the consolidated financial statements and financial statement sechedules of Metropolitan Mortgage & Securities Co., Inc. and subsidiaries.

	We also consent to the reference to our firm under the caption
"Experts".


	/s/ COOPERS & LYBRAND L.L.P.



COOPERS & LYBRAND L.L.P.


Spokane, Washington
January 10, 1996